Exhibit 99.1

Power Integrations Files Forms 10-Q for First and Second Quarters of 2007

Company Expects Shares to Resume Nasdaq Trading on August 13

SAN JOSE, Calif. — August 9, 2007 — Power Integrations (OTC: POWI.PK), the leader in high-voltage analog integrated circuits for power conversion, today filed its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2007. The company believes that it is now in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports with the Securities and Exchange Commission. The company expects its shares to begin trading on the Nasdaq Global Select Market on Monday, August 13, 2007 with the ticker symbol POWI.

About Power Integrations

Power Integrations, Inc. is the leader in high-voltage analog integrated circuits for power conversion. The company’s breakthrough technology enables compact, energy-efficient power supplies in a wide range of AC-DC and DC-DC applications. The company’s EcoSmart® energy-efficiency technology, which dramatically reduces energy waste, has saved consumers and businesses around the world more than an estimated $2.3 billion on their electricity bills since its introduction in 1998. For more information, visit the Power Integrations website at www.powerint.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements involving risk and uncertainty, and actual results could differ from those projected or implied. These forward-looking statements relate to the company’s expectation that its shares will be available for trading on the Nasdaq Global Select Market beginning August 13, 2007. These forward-looking statements are based on current information that is, by its nature, subject to change. Actual results could differ materially from those projected or implied by management’s forward-looking statements. Forward-looking statements are denoted by the use of such words and phrases as “expect” and “believe,” and other words and phrases that look toward future events or performance. Risks that could cause the statements regarding the trading of the company’s common stock on the Nasdaq Global Select Market not to come true include the fact that certain events must occur before the company is able to have its stock traded on the Nasdaq Global Select Market, some of which are outside of the company’s control. General risk factors associated with the company’s business are explained in the company’s most recent annual report on Form 10-K, filed with the SEC on August 8, 2007, and its most recent quarterly report on Form 10-Q, filed on August 9, 2007. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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